                                                                    EXHIBIT 4.10

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347



                   AMENDED AND RESTATED ACT OF SUBORDINATION


       BEFORE ME, the respective undersigned Notaries Public, and in the presence of the witnesses hereinafter named and undersigned, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS AMENDED AND RESTATED ACT OF SUBORDINATION (this "Agreement") is made and entered into as of May 15, 1996, by CAMERON TELEPHONE COMPANY ("Cameron Telephone") and MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One"), in favor of COBANK, ACB, formerly known as the National Bank for Cooperatives ("CoBank"), and amends and restates that certain Act of Subordination, dated as of September 27, 1994, among Cameron Telephone, Mississippi One and CoBank.

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Cameron Telephone, Mississippi One and CoBank hereby agree as follows:

       SECTION 1. SUBORDINATION OF DEBT. Cameron Telephone and Mississippi One agree that all obligations of Mississippi One to Cameron Telephone, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation,
(i) that certain Collateral Mortgage Note, dated April 14, 1993, drawn by Mercury Inc. ("Mercury") to the order of bearer, in the face principal amount of $5,000,000, and assumed by Mississippi One pursuant to that certain Act of Sale, dated as of August 31, 1994, between Mercury and Mississippi One (the "Assumption Agreement"); and (ii) that certain Note, dated April 14, 1993, drawn by Mercury to the order of Cameron Telephone, in the face principal amount of $2,729,924.84, and assumed by Mississippi One pursuant to the Assumption Agreement (all such obligations, collectively, the "Subordinated Debt"), are and shall be subordinate in payment and right of payment to the prior payment in full of all obligations of Mississippi One to CoBank, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, principal, interest (accruing both before and after any default by, or insolvency or bankruptcy of, Mississippi One) or other cost or charge, including, without limitation, all obligations hereafter arising under that certain Amended and Restated Continuing Guaranty, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"), made by Mississippi One for the benefit of CoBank (all such obligations, collectively, the "CoBank Debt"). For purposes of this Agreement, the CoBank Debt shall not be deemed to have been paid in full until all loan agreements between CoBank and Mississippi One or any affiliate of Mississippi One if, with respect to such affiliate, Mississippi One has guaranteed the affiliate's obligations under such loan
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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


agreements, including, without limitation, that certain Amended and Restated Loan Agreement, dated as of even date herewith, providing for a loan of up to $17,400,000, and that certain Loan Agreement, dated as of even date herewith, providing for a loan of up to $5,000,000, all by and between CoBank and CTC Financial, Inc. (the foregoing loan agreements, collectively, the "Loan Agreements"), shall have been terminated and CoBank shall have received irrevocable payment of the CoBank Debt in immediately available funds or in another manner satisfactory to CoBank. Cameron Telephone agrees not to ask, demand, sue for, take or receive from Mississippi One, directly or indirectly, in cash or other property or by set-off or in any other manner, payment of or collateral for the payment of all or any of the Subordinated Debt unless or until the CoBank Debt shall be paid in full and, without the prior written consent of CoBank, will not exercise any remedies available to it, whether by agreement, law or equity or otherwise, in respect to the nonpayment of the Subordinated Debt, including, without limitation, the acceleration of the Subordinated Debt.

       SECTION 2.  PRIORITIES OF SECURITY INTERESTS.

              A. Cameron Telephone hereby subordinates any and all security interests or liens it may now have or hereafter obtain or reserve with respect to any property or rights of Mississippi One (the "Collateral"), including, without limitation, the security interests created pursuant to that certain Deed of Trust, Security Agreement and Fixture Filing entered into by Mercury for the benefit of Cameron Telephone, dated as of April 14, 1993, and assumed by Mississippi One pursuant to the Assumption Agreement, and related UCC Financing Statement filed with the Secretary of State of the State of Mississippi (collectively, the "Cameron Telephone Security Interests"), to all security interests and liens now or hereafter created in favor of CoBank in connection with any of the CoBank Debt, including, without limitation, the security interest created by that certain Security Agreement, dated as of September 27, 1994, as amended by that First Amendment and Supplement to Security Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Security Agreement"), entered into by Mississippi One for the benefit of CoBank, the lien created by that certain Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 1994, as amended by that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Deed of Trust"), entered into by Mississippi One for the benefit of CoBank, and the lien created by that certain Mortgage, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mortgage"), entered into by Mississippi One for the benefit of CoBank (collectively, the "CoBank Security Interests").





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


              B. The subordinations and priorities specified herein apply irrespective of (i) the time or order of attachment or perfection of the security interests or liens, (ii) the time or order of filing any financing statements with respect to the security interests or liens or the time or order of filing or recording any other documents evidencing the security interests or liens or the time or order of the delivery or taking of possession of any of the Collateral, (iii) the time of giving or failure to give notice of the acquisition of such security interests or liens, (iv) the date on which any of the Subordinated Debt or CoBank Debt arises, or (v) any priority granted by any principle of law or any statute.

              C. The proceeds resulting from the enforcement of or the realization on the Cameron Telephone Security Interests and all other proceeds received by Cameron Telephone in respect of the Cameron Telephone Security Interests, including, without limitation, insurance and condemnation proceeds, will be dealt with in such a way as to give effect to the provisions of this Agreement and the priorities created and established hereby.

       SECTION 3. PROCEEDS HELD IN TRUST. In the event that Cameron Telephone shall receive any proceeds from the sale, liquidation, casualty, condemnation or other disposition of or realization on any Collateral or as a result of the Cameron Telephone Security Interests at any time prior to the payment in full of the CoBank Debt, then it shall hold such proceeds in trust for CoBank and shall promptly pay over the same to CoBank for the application to the CoBank Debt.

       SECTION 4. AGREEMENTS OF CAMERON TELEPHONE. Cameron Telephone covenants and agrees that CoBank may possess, sell, lease or otherwise dispose of or realize on the Collateral in any manner or order that CoBank, in its sole and absolute discretion, chooses and without regard to the Cameron Telephone Security Interests therein, and Cameron Telephone hereby waives any right it may have to require CoBank to marshal assets or any similar right. Nothing contained in this Agreement shall in any way limit the rights and remedies of CoBank under the Mississippi One Guaranty, the Security Agreement, the Deed of Trust, the Mortgage, or under any other agreement or instrument evidencing or relating to the CoBank Debt or the CoBank Security Interests, or under applicable law. Cameron Telephone agrees that it will not commence, or join with any creditor other than CoBank in commencing, any bankruptcy or insolvency proceeding against Mississippi One. Cameron Telephone shall not transfer, assign, pledge, encumber, negotiate or otherwise convey to any person any interest in the Subordinated Debt unless Cameron Telephone shall have received the prior written consent of CoBank. Cameron Telephone shall promptly notify CoBank of the creation of any Subordinated Debt and of any payments on any of the Subordinated Debt.

Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


       SECTION 5. IN FURTHERANCE OF SUBORDINATION. Cameron Telephone agrees as follows:

              A. Upon any distribution of all or any of the assets of Mississippi One to its creditors upon the dissolution, winding up, liquidation, arrangement or reorganization of Mississippi One, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Mississippi One or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to CoBank for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the CoBank Debt until the CoBank Debt shall have been paid in full.

              B. If any proceeding referred to in Clause A above is commenced by or against Mississippi One after the date hereof, (i) CoBank is hereby irrevocably authorized and empowered (in its own name or in the name of Cameron Telephone), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Clause A above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of its rights or interests hereunder; and (ii) Cameron Telephone shall duly and promptly take such action as CoBank may request (a) to collect the Subordinated Debt for the account of CoBank and to file appropriate claims or proofs of claim in respect of the Subordinated Debt; (b) to execute and deliver to CoBank such powers of attorney, assignments or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt; and (c) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

              C. All payments or distributions upon or with respect to the Subordinated Debt which are received by Cameron Telephone prior to the payment or prepayment in full of the CoBank Debt shall be received in trust for the benefit of CoBank, shall be segregated from other funds and property held by Cameron Telephone and shall be forthwith paid over to CoBank in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the CoBank Debt.





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


       SECTION 6. RIGHTS OF SUBROGATION. Cameron Telephone agrees that no payment or distribution to CoBank pursuant to the provisions of this Agreement shall entitle Cameron Telephone to exercise any rights of subrogation in respect thereof until the CoBank Debt shall have been paid in full.

       SECTION 7. OBLIGATIONS HEREUNDER NOT AFFECTED. The subordination of the Cameron Telephone Security Interests provided hereby, the priority of CoBank Security Interests in the Collateral as against the Cameron Telephone Security Interests in the Collateral, the rights and interests of CoBank hereunder, and all agreements and obligations of Cameron Telephone under this Agreement, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Mississippi One Guaranty or any other agreement or instrument relating to the CoBank Debt or the CoBank Security Interests; (ii) any change, amendment, modification or extension in the time, manner or place of payment of, or in any other term of, all or any of the CoBank Debt or the CoBank Security Interests, or any documents evidencing the CoBank Debt or the CoBank Security Interests, or any other amendment to or waiver of or any consent to departure from the terms and conditions of the Mississippi One Guaranty or any other agreement or instrument relating to the CoBank Debt or the CoBank Security Interests; (iii) any exchange, release or non-perfection of any collateral for the CoBank Debt, including, without limitation, the Mississippi One Guaranty, the Security Agreement, the Deed of Trust or the Mortgage; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Cameron Telephone in respect of this Agreement other than as expressly provided herein, and CoBank shall not be required to give Cameron Telephone notice of any such occurrence.

       SECTION 8. WAIVER. Each of Cameron Telephone and Mississippi One hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the CoBank Debt and this Agreement and any requirement that CoBank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Mississippi One or any other person or entity or any collateral.

       SECTION 9. SUBORDINATED DEBT LEGEND. Mississippi One and Cameron Telephone will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

              "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the "CoBank Debt" (as defined in the Act of Subordination hereinafter referred to) pursuant to, and to the extent





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


              provided in that certain Amended and Restated Act of Subordination, dated as of May 15, 1996, by the maker hereof and payee named herein in favor of CoBank, ACB."

In the case of any Subordinated Debt which is not evidenced by an instrument, upon CoBank's request, Mississippi One and Cameron Telephone shall cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend.

       SECTION 10. FURTHER ASSURANCES. Cameron Telephone and Mississippi One shall do such further acts and things and execute, deliver, register and file such further deeds, documents and assurances which may be reasonably required to give full effect to the intent and purpose of this Agreement. None of the parties hereto shall take any steps or do anything whereby the priorities provided for herein may be defeated or impaired.

       SECTION 11. RIGHTS AND REMEDIES CUMULATIVE. The subordinations and priorities set forth herein and the rights and remedies of CoBank hereunder are in addition to, and not in derogation of the rights and remedies of CoBank under the Uniform Commercial Code of the State of Louisiana and other applicable law.

       SECTION 12. CONTINUATION OF AGREEMENT. This Agreement shall be a continuing agreement until the complete termination and release of all of CoBank Security Interests in the Collateral and the payment in full of all CoBank Debt. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the CoBank Debt is rescinded or must otherwise be returned by CoBank upon the insolvency, bankruptcy or reorganization of Mississippi One, Mercury, CTC Financial, Inc., or otherwise, all as though such payment had not been made.

       SECTION 13.  NOTICES.

              All notices to the parties hereto shall be in writing and shall be delivered in person, telecopied or sent by registered or certified mail to the following addresses:


              If to CoBank, to:

              CoBank, ACB
              200 Galleria Parkway, N.W.
              Suite 1900
              Atlanta, Georgia  30339
              Attn:  Rural Utility Banking Group
              Fax No:  (770) 618-3202






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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347



              If to Cameron Telephone, to:

              Cameron Telephone Company
              P.O. Box 162
              Sulphur, Louisiana  70663
              Attn.:  President

              If to Mississippi One, to:

              Mississippi One Cellular Telephone Company
              P.O. Box 3709
              Lake Charles, Louisiana  70602
              Attn.:  Dusty Dumas; cc: Thomas G. Henning
              Fax No:  (318) 439-0769


or to such other address as may be designated by any party hereto in a written notice to the other party hereto. All notices hereunder shall be deemed to be duly given and received on the date of delivery if delivered personally, on the date telecopied if telecopied, or on the third business day after the deposit in the United States Mail if mailed by prepaid first class registered or certified mail, properly addressed with appropriate postage paid thereon.

       SECTION 14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

       SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Cameron Telephone, Mississippi One and their respective successors and assigns and shall inure to the benefit of CoBank and its successors and assigns.

       SECTION 16. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Louisiana without regard for its choice of law rules.




                           [Signatures on next page]





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

       At Lake Charles, Louisiana, on May 15, 1996.


                                   CAMERON TELEPHONE COMPANY


                                   By: /s/ SHELBY HOFFPAUIR
                                      -----------------------------------------
                                       Name: Shelby Hoffpauir
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------


                                   Attest: /s/ LENA B. HENNING
                                          -------------------------------------
                                            Name: Lena B. Henning
                                                 ------------------------------
                                            Title: Secretary
                                                  -----------------------------

                                                         [CORPORATE SEAL]
Witnesses to all signatures:


/s/ SHEILA KING
-------------------------------
Witness


/s/ DANA PUDATT
-------------------------------
Witness


/s/ [ILLEGIBLE]
-------------------------------
Notary Public

My commission expires: [LIFE]
                       --------

       [NOTARIAL SEAL]


                      (Signatures continued on next page)





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


                   (Signatures continued from previous page)




       At Lake Charles, Louisiana, on May 15, 1996.



                                   MISSISSIPPI ONE CELLULAR TELEPHONE
                                   COMPANY


                                   By: /s/ THOMAS G. HENNING
                                      -----------------------------------------
                                       Name: Thomas G. Henning
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------



Witnesses to signature:


/s/ SHEILA KING
------------------------------
Witness


/s/ DANA PUDATT
------------------------------
Witness


/s/ [ILLEGIBLE]
------------------------------
Notary Public

My commission expires: [LIFE]
                       -------

       [NOTARIAL SEAL]



                      (Signatures continued on next page)





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Amended and Restated Act of
Subordination/Cameron Telephone
Loan No. T0310
Loan No. T0347


                   (Signatures continued from previous page)




       At Atlanta, Georgia, on May 15, 1996.



                                   COBANK, ACB


                                   By: /s/ THOMAS A. SMITH
                                      -----------------------------------------
                                       Name: Thomas A. Smith
                                            -----------------------------------
                                       Title: Senior Vice-President
                                             ----------------------------------


Witnesses to signature:


/s/ GLORIA S. HANCOCK
--------------------------------------
Witness


/s/ CAROLINA PAULK
--------------------------------------
Witness


/s/ SUSAN L. SOUTH
--------------------------------------
Notary Public

My commission expires: June 18, 2000
                       ---------------

       [NOTARIAL SEAL]





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                                                                       EXHIBIT A

                           UNITED STATES OF AMERICA
                              STATE OF LOUISIANA

                                FOX MCKEITHEN

                              SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Incorporation and Initial Report as shown by comparison with documents filed and recorded in this Office on July 21, 1986.





In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

           May 8, 1996

/s/ FOX MCKEITHEN                                   State of Louisiana
                                                    Secretary of State
                                                           [Seal]

CBU
    Secretary of State